EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the First Quarter Ended December 31, 2023

MIAMI, Feb. 07, 2024 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NYSE: PFLT) (TASE: PFLT) announced today its financial results for the first quarter ended December 31, 2023.

HIGHLIGHTS
Quarter ended December 31, 2023 (Unaudited)
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$1,270.9
Net assets	$658.0
GAAP net asset value per share	$11.20
Quarterly increase in GAAP net asset value per share	0.6%
Adjusted net asset value per share (2)	$11.20
Quarterly increase in adjusted net asset value per share (2)	0.6%

Credit Facility	$260.9
2026 Notes	$183.2
2031 Asset-Backed Debt	$226.9
Regulatory debt to equity	1.03x
Weighted average yield on debt investments at quarter-end	12.5%

Operating Results:
Net investment income	$19.4
Net investment income per share (GAAP)	$0.33
Core net investment income per share (3)	$0.33
Distributions declared per share	$0.31

Portfolio Activity:
Purchases of investments	$302.6
Sales and repayments of investments	$103.8

PSSL Portfolio data:
PSSL investment portfolio	$836.9
Purchases of investments	$75.7
Sales and repayments of investments	$27.7

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(1)	Includes investments in PennantPark Senior Secured Loan Fund I LLC, or PSSL, an unconsolidated joint venture, totaling $262.2 million, at fair value.
(2)	This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance excluding the impact of the unrealized amounts on the Company's multi-currency senior secured revolving credit facility with Truist Bank and the other lenders (the "Credit Facility"). The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

(3)	Core net investment income (“Core NII”) is a non-GAAP financial measure. The Company believes that Core NII provides useful information to investors and management because it reflects the Company's financial performance excluding one-time or non-recurring investment income and expenses. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. For the quarter ended December 31, 2023, there were no one-time events resulting in $0.33 of Core NII.

CONFERENCE CALL AT 9:00 A.M. ET ON FEBRUARY 8, 2024

The Company will also host a conference call at 9:00 a.m. (Eastern Time) on Thursday February 8, 2024 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (888) 204-4368 approximately 5-10 minutes prior to the call. International callers should dial (646) 828-8193. All callers should reference conference ID #3575703 or PennantPark Floating Rate Capital Ltd. An archived replay will also be available on a webcast link located on the Quarterly Earnings page in the Investor section of PennantPark’s website.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased to have another quarter of solid performance from both a NAV and net investment income perspective. We are actively investing in this excellent vintage of new core middle market loans,” said Art Penn, Chairman and CEO. “Through the growing balance sheets of PFLT and our PSSL joint venture, we are driving meaningfully increased income.”

As of December 31, 2023, our portfolio totaled $1,270.9 million, and consisted of $1,090.5 million of first lien secured debt (including $210.1 million in PSSL), $0.2 million of second lien secured debt and $180.3 million of preferred and common equity (including $52.1 million in PSSL). Our debt portfolio consisted of approximately 100% variable-rate investments. As of December 31, 2023, we had one portfolio company on non-accrual, representing 0.1% and zero percent of our overall portfolio on a cost and fair value basis, respectively. As of December 31, 2023, the portfolio had net unrealized depreciation of $19.6 million. Our overall portfolio consisted of 141 companies with an average investment size of $9.0 million and had a weighted average yield on debt investments of 12.5%.

As of September 30, 2023, our portfolio totaled $1,067.2 million and consisted of $906.2 million of first lien secured debt (including $210.1 million in PSSL), $0.1 million of second lien secured debt and $160.9 million of preferred and common equity (including $50.9 million in PSSL). Our debt portfolio consisted of approximately 100% variable-rate investments. As of September 30, 2023, we had three portfolio companies on non-accrual, representing 0.9% and 0.2% of our overall portfolio on a cost and fair value basis, respectively. As of September 30, 2023, the portfolio had net unrealized depreciation of $25.7 million. Our overall portfolio consisted of 131 companies with an average investment size of $8.1 million, had a weighted average yield on debt investments of 12.6%.

For the three months ended December 31, 2023, we invested $302.6 million in 13 new and 34 existing portfolio companies at a weighted average yield on debt investments of 11.9%. Sales and repayments of investments for the same period totaled $103.8 million. For the three months ended December 31, 2022, we invested $65.6 million in four new and 29 existing portfolio companies with a weighted average yield on debt investments of 11.2%. Sales and repayments of investments for the same period totaled $63.0 million.

PennantPark Senior Secured Loan Fund I LLC

As of December 31, 2023, PSSL’s portfolio totaled $836.9 million, consisted of 106 companies with an average investment size of $7.9 million and had a weighted average yield on debt investments of 12.1%. As of September 30, 2023, PSSL’s portfolio totaled $785.9 million, consisted of 105 companies with an average investment size of $7.5 million and had a weighted average yield on debt investments of 12.1%.

For the three months ended December 31, 2023, PSSL invested $75.7 million (including $62.7 million purchase from the Company) in four new and nine existing portfolio companies with a weighted average yield on debt investments of 12.3%. PSSL’s sales and repayments of investments for the same period totaled $27.7 million. For the three months ended December 31, 2022, PSSL invested $29.5 million (including $18.8 million purchased from the Company) in seven new and eight existing portfolio companies with a weighted average yield on debt investments of 11.1%. PSSL’s sales and repayments of investments for the same period totaled $28.8 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2023 and 2022.

Investment Income

For the three months ended December 31, 2023, investment income was $38.0 million, which was attributable to $33.2 million from first lien secured debt and $4.8 million from other investments. For the three months ended December 31, 2022, investment income was $31.3 million, which was attributable to $27.6 million from first lien secured debt and $3.7 million from other investments. The increase in investment income compared to the same period in the prior year was primarily due to the increase in the cost yield of our debt portfolio.

Expenses

For the three months and year ended December 31, 2023, expenses totaled $18.5 million and were comprised of: $8.9 million of debt related interest and expenses, $3.0 million of base management fees, $4.9 million of performance-based incentive fees, $1.6 million of general and administrative expenses and $0.2 million of taxes. For the three months ended December 31, 2022, expenses totaled $17.6 million and were comprised of: $9.9 million of debt related interest and expenses, $2.9 million of base management fees, $3.4 million of performance-based incentive fees, $0.8 million of general and administrative expenses and $0.5 million of taxes. The increase in expenses compared to the same period in the prior year was primarily due to the increase in performance-based incentive fees as a result of higher pre-incentive fee net investment income.

Net Investment Income

For the three months ended December 31, 2023 and 2022, net investment income totaled $19.4 million or $0.33 per share, and $13.7 million or $0.30 per share, respectively. The increase in net investment income was primarily due to an increase in investment income partially offset by an increase in expenses compared to the same period in the prior year.

Net Realized Gains or Losses

For the three months ended December 31, 2023 and 2022, net realized gains (losses) totaled $(3.1) million and less than $0.1 million, respectively. The change in net realized gains (losses) compared to the same period in the prior year was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, the Credit Facility and the 2023 Notes

For the three months ended December 31, 2023 and 2022, we reported net change in unrealized appreciation (depreciation) on investments of $6.2 million and $(16.8) million, respectively. As of December 31, 2023 and September 30, 2023, our net unrealized appreciation (depreciation) on investments totaled $(19.6) million and $(25.7) million, respectively. The net change in unrealized appreciation (depreciation) on our investments compared to the same period in the prior year was primarily due to the operating performance of the portfolio companies within our portfolio and changes in the capital market conditions of our investments.

For the three months ended December 31, 2023 and 2022, the Credit Facility and the Company's 4.3% Series A notes due 2023 (the "2023 Notes") had a net change in unrealized appreciation (depreciation) of less than $0.1 million and $(2.1) million, respectively. As of December 31, 2023 and September 30, 2023, the net unrealized appreciation (depreciation) on the Credit Facility and the 2023 Notes totaled less than $0.1 million and zero, respectively. The net change in net unrealized appreciation or (depreciation) compared to the same period in the prior year was primarily due to changes in the capital markets.

Net Increase (Decrease) in Net Assets Resulting from Operations

For the three months ended December 31, 2023 and 2022, net increase (decrease) in net assets resulting from operations totaled $22.5 million or $0.38 per share and $(1.6) million, or $(0.04) per share, respectively. The net increase or (decrease) from operations compared to the same period in the prior year was primarily due to operating performance of our portfolio and changes in capital market conditions of our investments along with change in cost yield of our debt portfolio and costs of financing.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from cash flows from operations, including income earned, proceeds from investment sales and repayments, and proceeds of securities offerings and debt financings. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from our portfolio and proceeds from public and private offerings of securities to finance our investment objectives and operations.

As of December 31, 2023 and September 30, 2023, we had $260.9 million and $9.4 million in outstanding borrowings under the Credit Facility, respectively, and the weighted average interest rate was 7.7% and 7.7%, respectively. As of December 31, 2023 and September 30, 2023, we had $125.1 million and $376.6 million of unused borrowing capacity under the Credit Facility, as applicable, respectively, subject to leverage and borrowing base restrictions.

As of December 31, 2023 and September 30, 2023, we had cash equivalents of $75.8 million and $100.6 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to allow us to efficiently operate the business.

For the three months ended December 31, 2023, our operating activities used cash of $181.9 million and our financing activities provided cash of $157.2 million. Our operating activities used cash primarily due to our investment activities and our financing activities provided cash primarily due to borrowings under the Credit Facility partially offset by the repayment of the remaining outstanding 2023 Notes in December 2023.

For the three months ended December 31,2022, our operating activities provided cash of $6.3 million and our financing activities used cash of $2.7 million. Our operating activities provided cash primarily realized from our investment activities and our financing activities used cash primarily due to borrowings under the Credit Facility and principal repayment of the 2023 Notes.

DISTRIBUTIONS

During the three months ended December 31, 2023 and 2022, we declared distributions of $0.3075 and $0.285 per share for total distributions of $18.1 million and $12.9 million, respectively. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the SEC.

RECENT DEVELOPMENTS

For the period subsequent to December 31, 2023 through February 2, 2024, we invested $103.2 million in four new and 23 existing portfolio companies at a weighted average yield on debt investments of 13.0%.

AVAILABLE INFORMATION

The Company makes available on its website its Quarterly Report on Form 10-Q filed with the SEC, and stockholders may find such report on its website at www.pennantpark.com.

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (in thousands, except per share data) (Unaudited)

	December 31, 2023	September 30, 2023
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost— $965,446 and $768,240, respectively)	$974,595	$772,178
Controlled, affiliated investments (amortized cost— $325,032 and $324,639, respectively)	296,332	294,996
Total investments (amortized cost— $1,290,478 and $1,092,878, respectively)	1,270,927	1,067,174
Cash and cash equivalents (cost— $75,809 and $100,555, respectively)	75,826	100,555
Interest receivable	11,636	10,423
Distributions receivable	508	565
Due from affiliate	142	—
Prepaid expenses and other assets	20	894
Total assets	1,359,059	1,179,611
Liabilities
Credit Facility payable, at fair value (cost— $260,855 and $9,400, respectively)	260,917	9,400
2031 Asset-Backed Debt, net (par—$228,000)	226,917	226,759
2026 Notes payable, net (par—$185,000)	183,248	183,054
Interest payable on debt	6,520	8,615
Distributions payable	6,020	6,020
Payable for investments purchased	5,578	4,905
Incentive fee payable	4,863	4,628
Base management fee payable	2,951	2,759
Deferred tax liability	1,794	1,794
Accounts payable and accrued expenses	1,746	1,287
Due to affiliates	492	566
2023 Notes payable, at fair value (par—$0 and $76,219, respectively)	—	76,219
Total liabilities	701,046	526,006
Commitments and contingencies
Net assets
Common stock, 58,734,702 and 58,734,702 shares issued and outstanding, respectively Par value $0.001 per share and 100,000,000 shares authorized	59	59
Paid-in capital in excess of par value	765,187	765,187
Accumulated deficit	(107,233)	(111,641)
Total net assets	$658,013	$653,605
Total liabilities and net assets	$1,359,059	$1,179,611
Net asset value per share	$11.20	$11.13

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data) (Unaudited)

	Three Months Ended December 31,
	2023	2022
Investment income:
From non-controlled, non-affiliated investments:
Interest	$23,768	$20,735
Dividend	508	577
Other income	1,763	142
From controlled, affiliated investments:
Interest	8,434	6,909
Dividend	3,500	2,975
Total investment income	37,973	31,338
Expenses:
Interest and expenses on debt	8,942	9,858
Performance-based incentive fee	4,863	3,433
Base management fee	2,951	2,931
General and administrative expenses	988	706
Administrative services expenses	626	144
Expenses before provision for taxes	18,370	17,072
Provision for taxes on net investment income	154	534
Total expenses	18,524	17,606
Net investment income	19,449	13,732
Realized and unrealized gain (loss) on investments and debt:
Net realized gain (loss) on:
Non-controlled, non-affiliated investments	(3,089)	63
Non-controlled and controlled, affiliated investments	—	—
Net realized gain (loss) on investments	(3,089)	63
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	5,228	(12,693)
Controlled and non-controlled, affiliated investments	943	(4,064)
Provision for taxes on unrealized appreciation (depreciation) on investments	—	(725)
Debt (appreciation) depreciation	(62)	2,067
Net change in unrealized appreciation (depreciation) on investments and debt	6,109	(15,415)
Net realized and unrealized gain (loss) from investments and debt	3,020	(15,352)
Net increase (decrease) in net assets resulting from operations	$22,469	$(1,620)
Net increase (decrease) in net assets resulting from operations per common share	$0.38	$(0.04)
Net investment income per common share	$0.33	$0.30

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle-market credit platform, managing $7.0 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle-market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in New York, Chicago, Houston, Los Angeles, and Amsterdam.

FORWARD-LOOKING STATEMENTS AND OTHER

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

The information contained herein is based on current tax laws, which may change in the future. The Company cannot be held responsible for any direct or incidental loss resulting from applying any of the information provided in this publication or from any other source mentioned. The information provided in this material does not constitute any specific legal, tax or accounting advice. Please consult with qualified professionals for this type of advice.

CONTACT:	Richard T. Allorto, Jr.
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com